Exhibit 23.1

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

            For information regarding the Company's change in independent auditors from Arthur Andersen LLP to Deloitte and Touche LLP, please refer to UAL's Form 8-K filed with the SEC on May 2, 2002.